Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-3 No. 333-107411)

(2)                                  Registration Statement (Form S-3 No. 333-92963)

(3)                                  Registration Statement (Form S-3 No. 33-98912)

(4)                                  Registration Statement (Form S-3 No. 333-140943)

(5)                                  Registration Statement (Form S-8 No. 333-123308)

(6)                                  Registration Statement (Form S-8 No. 33-96226)

(7)                                  Registration Statement (Form S-8 No. 333-67849)

(8)                                  Registration Statement (Form S-3 No. 333-170073)

of our report dated May 25, 2010 (except for Note 19, as to which the date is October 26, 2010), with respect to the consolidated financial statements of KEMET Corporation for the year ended March 31, 2010, included in this Current Report (Form 8-K) of KEMET Corporation.

/s/ Ernst & Young LLP

Greenville, South Carolina
October 26, 2010